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                                                                  EXHIBIT 10.1

                                PROMISSORY NOTE


$3,100,000                                               April 19, 1990


         FOR VALUE RECEIVED, the undersigned, FRED C. SANDS, an individual having an address at 11611 San Vincente Boulevard, Los Angeles, California 90049 (the "Maker"), promises to pay to the order of Western Host Sacramento Partners, a California Limited Partnership, and its successors and assigns (the "Payee"), at 21031 Ventura Boulevard, Suite 315, Woodland Hills, California 91364, or at such other place as the holder hereof may from time to time designate in writing, the principal amount of Three Million One Hundred Thousand and No/100 Dollars ($3,100,000.00), together with interest thereon from the date hereof (i) at the rate of Eight Percent (8%) per annum from the date hereof through the last day of March, 1995, and (ii) at the rate of Ten Percent (10%) per annum from April 1, 1995, to the maturity date of this Note. Payments under this Note shall be made, without setoff, deduction or counterclaim, as follows:

                 (i) On May 1, 1990, the undersigned shall pay to the Payee a payment of interest only in the amount of Eight Thousand One Hundred Fifty-Three and Forty-Two Cents Dollars ($8,153.42).

                 (ii) Commencing on June 1, 1990, and on the first of each and every succeeding month through and including April 1, 1995, the undersigned shall pay to the holder hereof equal monthly installments of interest only in the amount of Twenty Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($20,666.66).

                 (iii) Commencing on May 1, 1995, and on the first day of each succeeding month through and including April 1, 1997, the undersigned shall pay to the holder hereof equal monthly installments of interest only in the amount of Twenty-Five Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($25,833.33).

                 (iv) On April 1, 1997, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest shall be due and payable.

         The undersigned may at any time and from time to time prepay the whole or any part of this principal amount hereof, without premium or penalty of any kind whatsoever, provided that (i) on each prepayment date, all interest accrued on the principal so prepaid to the date of such prepayment shall be paid, and (ii) partial prepayments shall be applied to the installments of accrued interest and then to principal.

         All payments hereunder shall be applied first to interest and then to reduction of principal.


         THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS OF CERTAIN NEGATIVE COVENANTS FOR THE BENEFIT OF WELLS FARGO BANK, N.A., PURSUANT TO THE TERM LOAN AGREEMENT DATED AS OF MAY 22, 1990.
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         This Note is secured by a certain Security Agreement and a certain
Deed of Trust and Security Agreement, each of even date herewith, encumbering certain real and personal property located in the County of Sacramento, State of California, and by any other instruments, now or hereafter executed by the undersigned in favor of the holder hereof, which in any manner constitute additional security for this Note (all of which are hereinafter called the "Security Documents").

         The occurrence of any of the following events shall constitute a default under this Note:

                 (a) the failure of Maker to make any payment of interest or principal due under this Note within five (5) days after the same becomes due and payable; or

                 (b) the occurrence of a default under any of the Security Documents.

         Upon the occurrence of a default, as defined above, the holder of this Note shall have, at its option, the right, without further notice or demand, to declare the unpaid principal, plus all accrued and unpaid interest thereon, immediately due and payable, and exercise any of the remedies granted hereunder or under any of the Security Documents. Upon the occurrence of a default under this Note, the principal indebtedness evidenced by this Note shall bear interest at the lesser of Thirteen Percent (13%) per annum, or the maximum amount permitted by laws (the "Default Rate"). The Default Rate shall continue in effect until the payment in full of the entire indebtedness evidenced by this Note. Failure by the holder of this Note to exercise the foregoing option shall not constitute a waiver of the right to exercise such option at any subsequent time in respect to the same event or any other event of default.

         The undersigned, and each and every endorser of this Note, waives notice of acceptance, presentment for payment, demand, notice of demand and of nonpayment, protest and notice of protest or dishonor, and diligence in bringing suit. The undersigned agrees that any extension of time of payment of all or any part of the amount due hereunder or any variation, modification or waiver of any term or condition thereof at any time or times shall not affect its liabilities hereunder. Any forbearance of the holder of this Note in exercising any right or remedy hereunder or under the Security Documents, or otherwise afforded by applicable law, shall not constitute a waiver by the holder of this Note of any right to declare default hereunder or to pursue any remedy available at law or in equity.

         In the event the undersigned fails to make payment within five (5) days after the date any amount hereunder is due and payable, by reason of acceleration or otherwise, and the holder hereof places this Note in the hands of an attorney for collection (which term shall include collection in connection with any bankruptcy or insolvency proceedings), then the undersigned promises to pay the reasonable fees and expenses of such attorney in addition to the full amount due hereunder (whether or not litigation shall be commenced in aid thereof).

         The undersigned shall have no personal liability for (i) repayment of the principal and interest on the loan evidenced by this Note or (ii) the other monetary obligations under this Note or under the Security Documents, and no person shall be entitled to bring or maintain any suit,

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action, or other proceeding for personal judgment against the undersigned therefor, it being understood that the holder hereof will look, insofar as the undersigned is concerned, solely to the property and collateral which is the subject of the Security Documents for the satisfaction of such obligations and no other property of the undersigned shall be subject to levy, execution or other enforcement procedure for the satisfaction of such obligations and no suit, action or other proceeding seeking payment for any deficiency upon a foreclosure or other sale of the real estate of other collateral described in the Security Documents shall be sought.

         If the undersigned shall, directly or indirectly, sell, enter into a contract of sale, convey, whether voluntarily or involuntarily, or lease with an option to purchase any of the property described in any of the Security Documents, or any interest therein, other than personal property sold in the ordinary course of business and replaced by personal property of equal or better quality, and of similar function, Beneficiary may then, or at any time thereafter, declare the entire principal balance of this Note and all accrued but unpaid interest immediately due and payable. Notwithstanding anything to the contrary, Maker may sell or otherwise transfer the Premises to an entity which is at least eighty percent (80%) owned and controlled by Maker; provided, however, that any such sale or transfer shall not relieve Maker of his obligations hereunder.

         All notices and other communications hereunder shall be given to the undersigned and to Payee at the addresses of such parties set forth in the first paragraph of this Note. All such notices an communications shall be in writing and shall be deemed to have been given and made upon the date of delivery (if delivered personally or by facsimile transmission), or if mailed and sent by registered or certified mail, return receipt requested, postage prepaid and addressed as specified in this paragraph, on the third (3rd) business day after deposit in a regularly maintained receptacle for the deposit of United States mail. Any party may change its address by written notice in accordance with this paragraph. A copy of any notice to Payee shall be sent by regular first class mail, postage prepaid, to Jeffrey C. Lapin, Esq., 21031 Ventura Boulevard, Suite 315, Woodland Hills, California 91364.

         The undersigned has executed this Note in the State of California, and its laws shall govern and control the construction, enforceability, validity and interpretation of this Note.

         In the event that any term or provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions of this Note, which shall remain in full force and effect.

         This Note shall bind the successors and assigns of the undersigned, and shall inure to the benefit of the successors and assigns of the Payee hereof.

         This Note is fully negotiable by payee or any other holder of this Note, and any negotiation or transfer hereof shall not affect the rights and duties pertaining hereto. If Payee shall receive a written offer to purchase this Note, which offer is acceptable to Payee in Payee's sole discretion, Payee shall give the undersigned written notice of such offer and all of the terms of such offer. The undersigned shall have a right of first refusal to purchase the Note on all of the terms set forth in such offer, such right to be exercised, if at all, by the delivery to Payee

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within three (3) business days following the date Payee gives the undersigned notice of such offer, of written notice exercising such right of first refusal together with all sums and documents required pursuant to the terms of the offer. The undersigned's right of first refusal shall extend only to the negotiation by Payee of this Note and shall not apply to the negotiation of the Note by any other holder hereof.

                                                   FRED C. SANDS
                                        -----------------------------------
                                                   Fred C. Sands